Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2018, relating to the consolidated financial statements of Actinium Pharmaceuticals, Inc. as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

March 16, 2018